UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 2
TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 18, 2007

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10077 South 134th Street Omaha, NE (Address of principal executive offices)	68138 (Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Introduction. This Amendment No. 2 amends the Current Report on Form 8-K dated May 18, 2007 and filed on May 24, 2007 by the Company to update the disclosure relating to the dismissal of Quick & McFarlin, P.C. (“Quick & McFarlin”). The original Form 8-K reported the Company’s decision not to retain Quick & McFarlin as the Company’s independent accountant for the fiscal year ending July 31, 2008, and the proposed engagement of BKD, LLP (“BKD”) to serve as the Company’s independent accountant for the fiscal year ending July 31, 2008. Amendment No. 1 to the Form 8-K was filed on July 31, 2007, disclosing the formal engagement of BKD.
Item 4.01(a) Changes in Registrant’s Certifying Accountant
     On November 29, 2007, Quick & McFarlin notified the Company that it had completed all of its audit related work with respect to its engagement for fiscal year 2007. For the fiscal years ended July 31, 2006, and 2007, Quick & McFarlin’s reports on such financial statements did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
     For the fiscal years ended July 31, 2006, and 2007 and through the date hereof, there were no disagreements with Quick & McFarlin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Quick & McFarlin, would have caused Quick & McFarlin to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events as described Item 304(a)(1)(v) of Regulation S-K.
     The Company has provided Quick & McFarlin with a copy of the disclosure it is making in this Item 4.01(a), and Quick & McFarlin has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company in this Item 4.01(a). The Company has filed a copy of Quick & McFarlin’s letter as Exhibit 16.1 to this Current Report.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Quick & McFarlin dated December 4, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.

Dated: December 4, 2007	By:	/s/ Dr. Lionel L. Reilly
Dr. Lionel L. Reilly, President and CEO